SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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GENWORTH VARIABLE INSURANCE TRUST
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Genworth Variable Insurance Trust
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

March 5, 2010

Dear Genworth Goldman Sachs Enhanced Core Bond Index Fund Shareholders:

We are pleased to notify you of a recent change involving the investment management of the Genworth Goldman Sachs Enhanced Core Bond Index Fund (the “Fund”).

As you know, Genworth Financial Wealth Management, Inc. (“GFWM”), as investment advisor to the Genworth Variable Insurance Trust (the “Trust”), identifies, hires, and monitors leading asset managers to serve as sub-advisors for many of the funds in the Trust. Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), GFWM is permitted to change sub-advisors or sub-advisory agreements without obtaining approval from fund shareholders, provided that the Trust’s Board of Trustees approves the arrangement. The attached document provides information required by the Exemptive Order and SEC rules regarding the hiring of a new sub-advisor for the Fund.

On November 17, 2009, the Board of Trustees approved a new sub-advisory agreement between GFWM and Goldman Sachs Asset Management, L.P. (“GSAM”), pursuant to which GSAM will act as a sub-advisor to the Fund. GSAM is an SEC-registered investment advisor based in New York, New York. A more detailed description of GSAM and its investment operations is included in the attached information statement.

Western Asset Management Company and Western Asset Management Company Limited (together, “Western”) had managed the Fund (under the Fund’s prior name, Genworth Legg Mason Western Asset Core Plus Bond Fund) since the Fund’s inception.  GSAM began managing the Fund on December 7, 2009, replacing Western as sub-advisor to the Fund.  I encourage you to read the attached information statement, which contains information about the new sub-advisory agreement with GSAM.

Sincerely,

/s/Carrie E. Hansen
Carrie E. Hansen
President, Genworth Variable Insurance Trust

Genworth Variable Insurance Trust
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

INFORMATION STATEMENT

This Information Statement (the “Statement”) is being furnished on behalf of Genworth Variable Insurance Trust (the “Trust”) to inform shareholders about a recent change involving the investment management of Genworth Goldman Sachs Enhanced Core Bond Index Fund (the “Fund”).  The Board of Trustees of the Trust (the “Board” or the “Trustees”) approved a sub-advisory agreement (the “GSAM Sub-Advisory Agreement”) between Goldman Sachs Asset Management, L.P. (“GSAM”), and Genworth Financial Wealth Management, Inc. (“GFWM” or the “Advisor”) at an in-person meeting held on November 17, 2009 (the “November Meeting”).  GSAM replaced Western Asset Management Company and Western Asset Management Company Limited (together, “Western”), as sub-advisor to the Fund and began sub-advising the Fund on December 7, 2009.  Western had sub-advised the Fund (under the Fund’s prior name, Genworth Legg Mason Western Asset Core Plus Bond Fund) since the Fund’s inception.  The GSAM Sub-Advisory Agreement was approved by the Board upon the recommendation of the Advisor, without shareholder approval, as is permitted by the exemptive order (the “Exemptive Order”) of the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), issued to the Advisor on May 6, 2002 and relied upon by the Trust. This Statement is being mailed on or about March 5, 2010 to shareholders of record of the Fund as of December 31, 2009.  The Fund will pay the costs associated with preparing and distributing this Statement to its shareholders.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

GFWM is the investment advisor for each series of the Trust, including the Fund.  Under the Exemptive Order, GFWM is permitted to hire, terminate, or replace sub-advisors of the series that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of sub-advisory agreements relating to the management of the series.  Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as the investment advisor (including sub-advisor) of the mutual fund.  The Advisor has obtained the Exemptive Order from the SEC, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated sub-advisors and modify sub-advisory arrangements without shareholder approval.  Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor oversees the provision of portfolio management services to the series by the sub-advisors.  The Advisor has ultimate responsibility (subject to oversight by the Board) to oversee the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or the Advisor (the “Independent Trustees”), authorized GFWM to appoint GSAM as sub-advisor to the Fund and approved the GSAM Sub-Advisory Agreement.

The Trust and the Advisor must comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety (90) days of entering into a new sub-advisory agreement, the affected fund will notify its shareholders of the changes. This Statement provides such notice of the changes and presents details regarding the GSAM Sub-Advisory Agreement.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Advisor

The Advisor, located at 2300 Contra Costa Blvd., Suite 600, Pleasant Hill, California 94523-3967, serves as the investment advisor for the Fund.  The Advisor is a subsidiary of Genworth Financial, Inc. (“Genworth”), a publicly traded company located at 6620 West Broad Street, Richmond, Virginia 23230.  The Advisor is registered as an investment advisor with the Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). GFWM provides investment consulting and administrative services to advisors and broker-dealers and currently administers in excess of $15.9 billion in investor assets, including mutual funds, variable annuities, exchange-traded funds, and privately managed accounts.

The Advisor provides investment advisory services to the Fund pursuant to the Investment Advisory Agreement, dated August 15, 2008, between the Trust and the Advisor (the “Advisory Agreement”). The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the Funds.  In so doing, the Advisor may hire one or more sub-advisors to carry out the investment program of each Fund, subject to the approval of the Board. The Advisor continuously reviews, oversees and (where appropriate) administers the investment program of each Fund. The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Funds.

Pursuant to the Advisory Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and, subject to review and approval by the Board: (i) sets the Fund’s overall investment strategies; (ii) evaluates, selects, and recommends sub-advisors to manage all or a portion of the Fund’s assets; (iii) when appropriate, allocates and reallocates the Fund’s assets among sub-advisors; (iv) monitors and evaluates the performance of sub-advisors, including the sub-advisors’ compliance with the investment objectives, policies, and restrictions of the Fund; and (v) implements procedures to ensure that the sub-advisors comply with the Fund’s investment objective, policies, and restrictions.

For providing these services to the Fund, the Trust pays the Advisor advisory fees at the annual rate of 0.30% of the Fund’s assets.1  The Trust and the Advisor have entered into an Expense Limitation Agreement designed to provide Fund shareholders with the economic benefits of economies of scale that may be realized as Fund assets increase. Under the Expense Limitation Agreement, the Advisor has contractually agreed with the Trust, at least through May 1, 2011, to waive its advisory (management) fees and, if necessary, to assume as its own expense certain expenses otherwise payable by the Fund to the extent necessary to ensure that net annual fund operating expenses (excluding Distribution (12b-1) Fees, Administrative Service Fees, taxes, interest, trading costs, acquired fund expenses, expenses paid with securities lending expense offset credits and non-routine expenses) do not exceed 0.45% of the Fund’s average daily net assets.  Pursuant to this Expense Limitation Agreement, the Advisor is entitled to be reimbursed for fees waived and expenses that the Advisor assumed for a period of three years following such waiver/assumption, to the extent that such reimbursement will not cause the Fund to exceed any applicable expense limitation that was in place for the Fund at the time of the fee waiver/assumption, or at the time that the Advisor is reimbursed.2  After May 1, 2011, the Expense Limitation Agreement may be discontinued by the Advisor at any time.  After giving effect to the expense limitation arrangements, the Fund paid the Advisor advisory fees equal to $298,268 for the fiscal year ended December 31, 2009.

The following Trustees and officers of the Trust are also officers and/or employees of the Advisor or its affiliates: Gurinder S. Ahluwalia serves as Trustee of the Trust, and as Co-Chairman of the Advisor; Geoffrey S. Stiff serves as Trustee of the Trust, and as Senior Vice President of Product Development of Genworth; Carrie E. Hansen serves as President and Treasurer of the Trust, and as Senior Vice President and Chief Operations Officer of the Advisor; Deborah Djeu, serves as Vice President, Chief Compliance Officer, and AML Officer of the Trust; and Christine Villas-Chernak serves as Secretary and Deputy Chief Compliance Officer of the Trust, and as Senior

1
Effective December 7, 2009, the Fund changed its investment objective and principal investment strategies.  In conjunction with these changes, the investment advisory fees to be paid to the Advisor were reduced by 0.35%, and a 0.25% administrative services fee was implemented to pay for administrative support services provided by insurance companies.

2
Effective December 8, 2009, the Advisor and the Trust entered into a new Expense Limitation Agreement.  As a result, the Fund’s Net Annual Fund Operating Expenses (after fee waiver/expense assumption) was reduced from 1.25% to 1.15% to reflect the 0.10% reduction in the advisory fees to be paid to the Advisor.

Compliance Officer of the Advisor.  The address of these individuals is 2300 Contra Costa Blvd., Suite 600, Pleasant Hill, California 94523-3967.

Goldman Sachs Asset Management, L.P.

GSAM is located at 32 Old Slip, New York, New York 10005.  GSAM is registered as an investment advisor under the Advisers Act and is an affiliate of Goldman, Sachs & Co., located at 85 Broad Street, New York, New York 10004.  The GSAM Sub-Advisory Agreement is dated December 7, 2009.

The GSAM Sub-Advisory Agreement was approved by the Board at the November Meeting.  GSAM is independent of the Advisor, and discharges its responsibilities subject to the oversight of the Advisor. The hiring of GSAM was concurrent with the termination of a sub-advisory agreement with Western (the “Western Sub-Advisory Agreement”), pursuant to which Western had served as the sub-advisor to the Fund (under the Fund’s prior name, Genworth Legg Mason Western Asset Core Plus Bond Fund) since the Fund’s inception.

GSAM is compensated out of the fees the Advisor receives from the Fund.  There will be no increase in the advisory fees paid by the Fund to the Advisor as a consequence of the appointment of GSAM or the approval of the GSAM Sub-Advisory Agreement.  The fees paid by the Advisor to GSAM depend upon the fee rates negotiated by the Advisor and the percentage of the Fund’s assets allocated to GSAM by GFWM.

In managing the Fund’s portfolio, GSAM attempts to achieve the Fund’s investment objective by forming a portfolio that holds a range of securities which in the aggregate may deviate from the major characteristics of the Barclays Capital U.S. Aggregate Bond Index (the “Bond Index”) (e.g., industry/sector weightings, credit quality, duration) but that will have a risk level commensurate with the Bond Index.  In constructing the portfolio from the Bond Index, the sub-advisor seeks to select those individual securities in the Bond Index that it believes will outperform the Bond Index as a whole.  GSAM may also invest up to 20% of the Fund’s assets, calculated at the time of investment, in cash, high quality liquid short term investments and securities that may not be included in the Bond Index, including when-issued/delayed delivery securities and exchange-traded bond futures.

GSAM does not serve as an investment advisor or sub-advisor to any  registered investment companies that have an investment objective similar to the Fund’s investment objective.

The name and principal occupation of the principal executive officers and directors of GSAM are listed below.  The address of each principal executive officer, as it relates to the person’s position with GSAM, is 32 Old Slip, New York, New York 10005.

Name	Position(s)
Tim O’Neill	Co-Head of the Investment Management Division#
Marc Spilker	Co-Head of the Investment Management Division#
Eric Lane	Co-Chief Operating Officer of the Investment Management Division#
Steve McGuinness	Co-Chief Operating Officer of the Investment Management Division#
Eileen Rominger	Global Chief Investment Officer, GSAM
Jonathan Beinner	Chief Investment Officer – Co-Head of US and Global Fixed Income
Tom Kenny, CFA	Co-Head of US and Global Fixed Income
Steve Barry	Chief Investment Officer – Head of Fundamental Equity
Katinka Domotorffy	Chief Investment Officer – Head of Quantitative Investment Strategies
Charles Baillie	Global Co-Head, Alternative Investment Manager Selection
Chris Kojima	Global Co-Head, Alternative Investment Manager Selection
Jim McNamara	Global Head of Third Party Distribution

# Investment Management Division includes Goldman Sachs Private Wealth Management and GSAM.

The GSAM Sub-Advisory Agreement

The GSAM Sub-Advisory Agreement was approved by the Board at the November Meeting, which was called, among other reasons, for the purpose of approving the GSAM Sub-Advisory Agreement for an initial term of two years. Thereafter, continuance of the GSAM Sub-Advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees.  The GSAM Sub-Advisory Agreement provides that it will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Fund’s investment advisory agreement with the Advisor, except as otherwise provided by applicable law or the Exemptive Order.

The material terms of the GSAM Sub-Advisory Agreement, other than the rate of compensation to be paid by the Advisor to GSAM, are substantially similar to the terms of the Western Sub-Advisory Agreement.  Each agreement provides that the sub-advisor, subject to the oversight of the Advisor and the Board, is responsible for managing the investment operations of its allocated portion of the Fund’s portfolio, and for making investment decisions and placing orders to purchase and sell securities, all in accordance with the investment objectives and policies of the Fund, as reflected in its current prospectus and statement of additional information, and as may be adopted from time to time by the Board. Each agreement also provides that the sub-advisor is responsible for expenses related to its activities under the agreement, other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund. Under each agreement, and in accordance with applicable laws and regulations, the sub-advisors agree to provide the Advisor with all books and records relating to the transactions it executes and render for presentation to the Board such periodic and special reports as the Board may reasonably request. The GSAM Sub-Advisory Agreement provides for GSAM to be compensated based on the average daily net assets of the Fund that are allocated to GSAM.  GSAM is compensated from the fees that the Advisor receives from the Fund.

The GSAM Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or the Advisor; or (ii) GSAM, on not less than 60 days’ written notice to the Advisor and the Trust.

The GSAM Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, negligence, or reckless disregard of its obligations and duties thereunder, GSAM will not be liable for any loss arising out of any portfolio investment or disposition in connection with its activities as sub-advisor to the Fund.

Board Approval of the GSAM Sub-Advisory Agreement

At the November Meeting, GFWM recommended that the Board approve the GSAM Sub-Advisory Agreement after evaluating a number of other possible investment managers. The Advisor’s determination to recommend GSAM was based on a number of factors, including GSAM’s expertise and experience in managing portfolios of fixed income securities, and a favorable performance record relative to its peers.

At the November Meeting, the Trustees considered various materials related to the GSAM Sub-Advisory Agreement between the Advisor and GSAM, including (1) a copy of the proposed form of sub-advisory agreement between GSAM and the Advisor, on behalf of the Fund; (2) GSAM’s responses to the Advisor’s due diligence questionnaire, including information on GSAM’s investment process; (3) GSAM’s Form ADV disclosures; (4) a description of the Advisor’s selection and recommendation process with respect to GSAM, and the reasons for such recommendation; (5) information regarding the amount of the proposed sub-advisory fee payable to GSAM; (6) biographical information for the investment professionals that would be responsible for the day-to-day management of the Fund’s portfolio; and (7) information regarding GSAM’s compliance policies and other internal procedures.  The Trustees also considered the recommendations of the Advisor with respect to GSAM and the methods and resources the Advisor utilizes in its efforts to identify and engage sub-advisors for the Funds.

Nature, Quality and Extent of Services

The Trustees considered the nature, quality and extent of services that GSAM would provide to the Fund.  The Trustees considered the specific investment process to be employed by GSAM in managing the Fund, the qualifications of GSAM’s portfolio management team with regard to implementing the Fund’s investment mandate, and GSAM’s performance record as compared to a relevant benchmark.  The Trustees considered GSAM’s organization, personnel and operations.  The Trustees also considered the Advisor’s review and selection process with respect to GSAM, and the Advisor’s favorable assessment as to the nature, quality and extent of the sub-advisory services expected to be provided by GSAM to the Fund.  Based on their consideration and review of the foregoing factors, the Trustees concluded that the nature, quality and extent of the sub-advisory services to be provided by GSAM, as well as that GSAM’s ability to render such services based on its experience, organization and resources, were appropriate for the Fund, in light of the Fund’s investment objective, policies and strategies.

Sub-Advisory Fees and Economies of Scale

The Trustees considered the compensation to be paid to GSAM by the Advisor in conjunction with the services that would be rendered to the Fund.  The Trustees also considered comparisons of the fees to be paid by the Advisor to GSAM with the fees charged by  GSAM to its other clients.  In addition, the Trustees considered the Advisor’s reasons for concluding that the fees to be paid to GSAM for its services to the Fund were reasonable.  The Trustees considered that the sub-advisory fees would be paid by the Advisor to GSAM and would not be additional fees borne by the Fund. The Trustees also considered whether the fee schedule of GSAM included breakpoints that would reduce GSAM’s fees as assets in the Fund increased.  The Trustees concluded that, in light of the nature, quality and extent of the services to be provided, the proposed fees to be paid to GSAM were reasonable.

Investment Performance

Because the Fund’s investment objectives and strategies were restructured and GSAM had not commenced providing sub-advisory services to the Fund at the time of the Trustees’ consideration of the GSAM Sub-Advisory Agreement, the Trustees could not consider GSAM’s investment performance with respect to its management of the Fund as a factor in evaluating the GSAM Sub-Advisory Agreement.  However, the Trustees did consider GSAM’s historical performance record in managing other funds and accounts with investment strategies similar to those of the Fund; and the Trustees also considered GSAM’s historical performance records compared to a relevant benchmark.  The Trustees concluded that the historical performance record for GSAM, viewed together with the other relevant factors considered by the Trustees, supported a decision to approve the GSAM Sub-Advisory Agreement.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees, including a majority of the Independent Trustees, with the assistance of independent counsel, concluded that the approval of the GSAM Sub-Advisory Agreement was in the best interest of the Fund, and approved the GSAM Sub-Advisory Agreement with, and the fee to be paid to, GSAM for the Fund.

GENERAL INFORMATION

Administrative and Accounting Services

U.S. Bancorp Fund Services, LLC (“USBFS”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Trust’s administrator and monitors the compliance of the Trust.  USBFS updates the Trust’s registration statement and prepares tax returns, among other duties.

Principal Distribution Arrangements

Capital Brokerage Corporation, located at 6620 West Broad Street, Building 2, Richmond, Virginia 23230, an affiliate of the Advisor, acts as the distributor (the “Distributor”) the Trust’s shares pursuant to a Distribution Agreement with the Trust. The Distribution Agreement requires the Distributor to use its best efforts to distribute the Funds’ shares.

Payments to Affiliated Brokers

For the fiscal year ended December 31, 2009, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of December 31, 2009, the Fund had 7,870,093 outstanding shares, and net assets of $86,439,828.  The direct and indirect owners of more than 5% of the outstanding shares of the Fund as of December 31, 2009 are listed below:

Control Persons of the Fund
Name and Address	Class	Shares	% Ownership	Type of Ownership

Genworth Life & Annuity Insurance Company 6620 W. Broad St Building 3 Floor 5 Attn: Variable Accounting Dept. Richmond, VA 23230-1716	Service Shares	6,912,455	88%	Record
Genworth Life Insurance Company of New York 6620 W. Broad St Building 3 Floor 5 Attn: Variable Accounting Dept. Richmond, VA 23230-1716	Service Shares	941,389	12%	Record
Capinco c/o U.S. Bank 1555 N Rivercenter Drive Suite 302 Milwaukee, WI 53212-3958	Institutional Shares	16,249	100%	Record

SHAREHOLDER REPORTS

Additional information about the Fund is available in the Trust’s annual and semi-annual reports to shareholders.  In the Trust’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.  The Trust’s most recent annual report for the period ended December 31, 2009 and most recent semi-annual report for the period ended June 30, 2009 have been sent to shareholders. A copy of the Trust’s most recent shareholder reports may be obtained, without charge, by writing Trust at 6610 West Broad Street, Richmond, Virginia 23230, or by calling toll free (800) 352-9910.